Exhibit 99.1

Friday, October 25, 2013

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. REPORTS RESULTS FOR THIRD QUARTER 2013; DECLARES 28 CENT DIVIDEND

Lakeville, Conn., October 25, 2013 /GlobeNewswire …..Salisbury Bancorp, Inc. (“Salisbury”) NASDAQ Capital Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced results for its third quarter ended September 30, 2013.

Selected third quarter 2013 highlights

Net income available to common shareholders was $976,000, or $0.57 per common share, for the quarter ended September 30, 2013 (third quarter 2013), versus $1,103,000, or $0.65 per common share, for the quarter ended June 30, 2013 (second quarter 2013), and $1,094,000, or $0.65 per common share, for the quarter ended September 30, 2012 (third quarter 2012).

  Earnings per common share of $0.57 decreased $0.08, or 12.3%, as compared to $0.65 for the second quarter 2013 and third quarter 2012.
  Tax equivalent net interest income increased $25,000, or 0.5%, versus second quarter 2013, and increased $120,000, or 2.5%, versus third quarter 2012.
  Net loan charge-offs were $215,000 for third quarter 2013, versus $294,000 for second quarter 2013 and $359,000 for third quarter 2012. Provision for loan losses for the third quarter remained unchanged from the second quarter 2013 at $240,000, versus $330,000 for third quarter 2012.
  Non-interest income decreased $191,000, or 11.6%, versus second quarter 2013 and decreased $428,000, or 22.7%, versus third quarter 2012; which included $568,000 in gains on sales of mortgage loans.
  Non-interest expense increased $33,000, or 0.7%, versus second quarter 2013 and decreased $50,000, or 1.1%, versus third quarter 2012.
  Preferred stock dividends remained unchanged from the second quarter at $40,000 for third quarter 2013, and declined by $8,000 as compared with the third quarter 2012 dividend of $46,000.
  Non-performing assets increased $0.1 million, or 1.0%, to $9.7 million, or 1.7% of total assets, at September 30, 2013 versus June 30, 2013 and decreased $0.2 million versus September 30, 2012. Accruing loans receivable 30-to-89 days past due increased $0.8 million to $5.1 million, or 1.2% of gross loans receivable at September 30, 2013, versus June 30, 2013 and increased $1.9 million versus September 30, 2012.

Richard J. Cantele, Jr., President and Chief Executive Officer, stated, “The third quarter results reflect the strength of continued loan growth, up over $3.5 million as compared to June, as we continue to redeploy cash flow from the investment portfolio into loans. Loan growth, year–to–date, has increased by over $31.5 million or over 8% since the end of 2012. During the quarter we also saw a decline in the higher yielding Money Market deposit product which helped to facilitate a decrease in the level of low yielding cash assets as well as the overall size of the balance sheet. The net interest margin remained relatively stable at 3.51%. Non-Interest Income reflects the impact of increasing mortgage rates which adversely impacted demand for residential mortgages and resulted in a lower volume of loans sold during the quarter.

Net Interest Income

Tax equivalent net interest income for third quarter 2013 increased $25,000, or 0.5%, versus second quarter 2013, and increased $120,000, or 2.5%, versus third quarter 2012. Average total interest bearing liabilities increased $12.6 million as compared with second quarter 2013 and decreased $2.8 million, or -0.6%, as compared with third quarter 2012. Average earning assets increased $6.7 million as compared with second quarter 2013 and decreased $6.2 million, or -1.1%, as compared with third quarter 2012. The net interest margin on a tax equivalent basis decreased 3 basis points from second quarter 2013 to 3.51% and increased 12 basis points versus third quarter 2012 from 3.39%.

Non-Interest Income

Non-interest income decreased $191,000, or 11.6%, versus second quarter 2013 and decreased $428,000, or 22.7%, versus third quarter 2012. Trust and Wealth Advisory revenues decreased $74,000 versus second quarter 2013 and increased $67,000 versus third quarter 2012. The year-over-year revenue increase results from growth in managed assets, offset by slightly lower estate fees collected in third quarter 2013. Service charges and fees increased $20,000 versus second quarter 2013 and $36,000 versus third quarter 2012. Income from sales and servicing of mortgage loans in the third quarter decreased by $129,000 as compared to the second quarter 2013 and decreased $527,000 as compared to the third quarter 2012 due to interest rate driven fluctuations in the volume of fixed rate residential mortgage loan sales and mortgage servicing valuations. Mortgage loan sales totaled $2.2 million for third quarter 2013, $5.1 million for second quarter 2013 and $18.3 million for third quarter 2012. Third quarter 2013, second quarter 2013 and third quarter 2012 included mortgage servicing valuation (impairment) or benefit charges of ($38,000), $1,000 and $12,000, respectively. Other income includes income from bank owned life insurance and rental income.

Non-Interest Expense

Non-interest expense for third quarter 2013 increased $33,000 versus second quarter 2013 and decreased $50,000 versus third quarter 2012. Compensation and employee benefits increased $17,000 versus second quarter 2013, and increased $208,000 versus third quarter 2012. Year-over-year expenses include higher 401(k) expense and new compensation plan expenses implemented to compensate for the hard freeze placed on the defined benefit pension plan as of December 31, 2012. Premises and equipment increased $39,000 versus second quarter 2013 and $19,000 versus third quarter 2012, mainly due to disposed assets related to modifications of the Millerton branch. Data processing decreased $9,000 versus second quarter 2013 and $11,000 versus third quarter 2012. Professional fees decreased $3,000 versus second quarter 2013, and increased $7,000 versus third quarter 2012. Collections and OREO decreased $2,000 versus second quarter 2013, and $227,000 versus third quarter 2012 due primarily to decreased related litigation and OREO expense. Salisbury had $571,000 in foreclosed property at September 30, 2013 compared to $435,000 at June 30, 2013 and $641,000 at September 30, 2012. FDIC insurance premiums decreased $3,000 versus second quarter 2013 and $5,000 versus third quarter 2012. Remaining operating expenses decreased $6,000 versus second quarter 2013 and $41,000 versus third quarter 2012 due primarily to reductions in other administrative and operational expenses.

The effective income tax rates for third quarter 2013, second quarter 2013 and third quarter 2012 were 18%, 20% and 21%, respectively.

Loans

Net loans receivable increased $3.6 million during third quarter 2013 to $420.3 million at September 30, 2013, versus $416.7 million at June 30, 2013, and increased $42.9 million versus $377.4 million at September 30, 2012.

Asset Quality

Non-performing assets increased $0.1 million during third quarter 2013 to $9.7 million, or 1.7% of assets, at September 30, 2013, versus $9.6 million, or 1.6% of assets, at June 30, 2013, and decreased $0.2 million versus $9.9 million, or 1.6% of assets, at September 30, 2012.

The $0.1 million increase in non-performing assets in third quarter 2013 resulted primarily from loans aggregating $1.5 million placed on non-accrual status, which was mostly offset by a $0.3 million decrease in accruing loans 90+ days past due, $0.1 million of loans returned to accrual status, $0.8 million in loan repayments and payoffs and $0.2 million in loan charge-offs.

Total impaired and potential problem loans decreased $1.1 million during third quarter 2013 to $25.1 million, or 5.9% of gross loans receivable, at September 30, 2013, versus $26.2 million, or 6.2% of gross loans receivable, at June 30, 2013, and decreased $3.0 million versus $28.1 million, or 7.4% of gross loans receivable, at September 30, 2012.

Accruing loans past due 30-to-89 days increased $0.8 million to $5.1 million, or 1.2% of gross loans receivable, at September 30, 2013. Over half of this increase is due to one residential mortgage the underlying property of which we expect to be sold in fourth quarter 2013. This compares to the prior quarter total of $4.3 million, or 1.0% of gross loans receivable, at June 30, 2013. Accruing loans past due 30-to-89 days increased $1.9 million as compared to September 30, 2012.

Salisbury endeavors to work constructively to resolve its non-performing loan issues with customers. Substantially all non-performing loans are collateralized with real estate and the repayment of such loans is largely dependent on the return of such loans to performing status or the liquidation of the underlying real estate collateral.

The provision for loan losses was $240,000 for both the third and second quarters of 2013 and $330,000 for third quarter 2012. Net loan charge-offs were $215,000, $295,000 and $359,000, for the respective quarters. Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, remained unchanged at 1.10% at September 30, 2013, June 30, 2013 and September 30, 2012.

Capital

Both Salisbury and the Bank’s regulatory capital ratios remain in compliance with regulatory “well capitalized” requirements. At September 30, 2013 Salisbury’s Tier 1 leverage and total risk-based capital ratios were 10.28% and 16.67%, respectively, and the Bank’s Tier 1 leverage and total risk-based capital ratios were 8.60% and 13.93%, respectively, versus regulatory “well capitalized” minimums of 5.00% and 10.00%, respectively.

At September 30, 2013, Salisbury’s assets totaled $589 million. Book value and tangible book value per common share were $32.28 and $26.17, respectively. Tangible book value excludes goodwill and core deposit intangibles.

In August 2011, Salisbury received $16 million of capital from the U.S. Treasury’s Small Business Lending Fund (the “SBLF”) program. The SBLF program was established to encourage lending to small businesses by providing Tier 1 capital to qualified community banks with assets of less than $10 billion. To date Salisbury has used this capital to increase its portfolio of qualified small business loans by $27.2 million and to augment its regulatory capital ratios.

Third quarter 2013 dividend on Common Shares

The Board of Directors of Salisbury, the holding company for Salisbury Bank and Trust Company, declared a $0.28 per common share quarterly cash dividend at their October 25, 2013 meeting. The dividend will be paid on November 29, 2013 to shareholders of record as of November 8, 2013.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company; a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut, South Egremont and Sheffield, Massachusetts and Dover Plains and Millerton, New York. The Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ materially from results discussed in the forward-looking statements.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	September 30, 2013	December 31, 2012
ASSETS
Cash and due from banks	$7,679	$9,545
Interest bearing demand deposits with other banks	16,040	34,029
Total cash and cash equivalents	23,719	43,574
Interest bearing time deposits	5,220	—
Securities
Available-for-sale at fair value	99,816	126,287
Federal Home Loan Bank of Boston stock at cost	5,340	5,747
Loans held-for-sale	708	1,879
Loans receivable, net (allowance for loan losses: $4,656 and $4,360)	420,306	388,758
Other real estate owned	571	244
Bank premises and equipment, net	11,253	11,520
Goodwill	9,829	9,829
Intangible assets (net of accumulated amortization: $1,912 and $1,745)	631	798
Accrued interest receivable	1,823	1,818
Cash surrender value of life insurance policies	7,480	7,295
Deferred taxes	719	—
Other assets	2,066	3,064
Total Assets	$589,481	$600,813
LIABILITIES and SHAREHOLDERS' EQUITY
Deposits
Demand (non-interest bearing)	$83,892	$98,850
Demand (interest bearing)	79,232	65,991
Money market	125,070	128,501
Savings and other	107,380	103,985
Certificates of deposit	84,295	93,888
Total deposits	479,869	491,215
Repurchase agreements	3,870	1,784
Federal Home Loan Bank of Boston advances	30,801	31,980
Deferred taxes	—	590
Accrued interest and other liabilities	3,730	3,247
Total Liabilities	518,270	528,816
Commitments and contingencies	—	—
Shareholders' Equity
Preferred stock - $.01 per share par value
Authorized: 25,000; Issued: 16,000 (Series B);
Liquidation preference: $1,000 per share	16,000	16,000
Common stock - $.10 per share par value
Authorized: 3,000,000;
Issued: 1,710,121 and 1,689,691	171	169
Restricted Common Stock	(375)	—
Paid-in capital	13,668	13,158
Retained earnings	41,779	40,233
Accumulated other comprehensive (loss) income, net	(32)	2,437
Total Shareholders' Equity	71,211	71,997
Total Liabilities and Shareholders' Equity	$589,481	$600,813

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Periods ended September 30,	Three months ended		Nine months ended
(in thousands, except per share amounts)	2013	2012	2013	2012
Interest and dividend income
Interest and fees on loans	$4,516	$4,500	$13,415	$13,678
Interest on debt securities
Taxable	418	579	1,359	1,939
Tax exempt	475	495	1,441	1,539
Other interest and dividends	22	33	58	75
Total interest and dividend income	5,431	5,607	16,273	17,231
Interest expense
Deposits	459	580	1,437	1,870
Repurchase agreements	2	3	4	21
Federal Home Loan Bank of Boston advances	311	452	935	1,398
Total interest expense	772	1,035	2,376	3,289
Net interest income	4,659	4,572	13,897	13,942
Provision for loan losses	240	330	876	690
Net interest and dividend income after provision for loan losses	4,419	4,242	13,021	13,252
Non-interest income
Trust and wealth advisory	750	683	2,299	2,173
Service charges and fees	595	559	1,687	1,628
Gains on sales of mortgage loans, net	69	568	501	1,203
Mortgage servicing, net	(37)	(9)	(3)	(98)
Gains on securities, net	—	—	—	279
Other	82	86	251	252
Total non-interest income	1,459	1,887	4,735	5,437
Non-interest expense
Salaries	1,922	1,810	5,508	5,268
Employee benefits (1)	693	597	2,140	2,244
Premises and equipment	622	603	1,789	1,799
Data processing	358	369	1,145	1,190
Professional fees	306	299	996	915
Collections and OREO (2)	74	301	305	767
FDIC insurance	111	116	350	363
Marketing and community support	99	92	326	267
Amortization of intangibles	56	56	167	167
Other	402	450	1,232	1,240
Total non-interest expense	4,643	4,693	13,958	14,220
Income before income taxes	1,235	1,436	3,798	4,469
Income tax provision	219	296	695	963
Net income	$1,016	$1,140	$3,103	$3,506
Net income available to common shareholders	$976	$1,094	$2,982	$3,328

Basic earnings per common share	$0.57	$0.65	$1.75	$1.97
Diluted earnings per common share	0.57	0.65	1.75	1.97
Common dividends per share	0.28	0.28	0.84	0.84

 (1) Included pension plan curtailment expense of $341,000 for the nine month period ended September 30, 2012.

(2) Included litigation expense of $193,000 and $533,000, respectively, for the three and nine month periods ended September 30, 2012.

Salisbury Bancorp, Inc. and Subsidiary

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited)

At or for the three month periods ended
(in thousands, except per share amounts and ratios)	Q3 2013	Q2 2013	Q1 2013	Q4 2012	Q3 2012
Total assets	$589,481	$600,712	$597,343	$600,813	$611,037
Loans receivable, net	420,306	416,729	406,258	388,758	377,377
Total securities	105,156	111,950	124,004	132,034	131,412
Deposits	479,869	492,040	487,773	491,215	490,206
FHLBB advances	30,801	31,187	31,574	31,980	42,392
Shareholders’ equity	71,211	71,489	72,206	71,997	70,374
Wealth assets under management	408,448	402,897	404,211	388,113	388,807
Non-performing loans	9,166	9,204	8,585	9,860	9,229
Non-performing assets	9,737	9,639	9,297	10,104	9,870
Accruing loans past due 30-89 days	5,093	4,271	4,718	5,629	3,152
Net interest and dividend income	4,659	4,634	4,603	4,434	4,572
Net interest and dividend income, tax equivalent	4,967	4,942	4,903	4,709	4,847
Provision for loan losses	240	240	396	380	330
Non-interest income	1,459	1,650	1,625	1,877	1,887
Non-interest expense	4,643	4,610	4,705	5,334	4,693
Income before income taxes	1,235	1,433	1,127	597	1,436
Income tax provision	219	289	187	26	296
Net income	1,016	1,143	940	571	1,140
Net income available to common shareholders	976	1,103	899	531	1,094

Per share data
Basic earnings per common share	$0.57	$0.65	$0.53	$0.31	$0.65
Diluted earnings per common share	0.57	0.65	0.53	0.31	0.65
Dividends per common share	0.28	0.28	0.28	0.28	0.28
Book value per common share	32.28	32.45	32.88	33.14	32.18
Tangible book value per common share - Non-GAAP (1)	26.17	26.30	26.70	26.85	25.86

Common shares outstanding at end of period	1,710	1,710	1,709	1,690	1,690

Weighted average equivalent common shares outstanding, basic and diluted, for purposes of calculating EPS	1,691	1,691	1,690	1,690	1,690

Profitability ratios
Net interest margin (tax equivalent)	3.51%	3.54%	3.54%	3.32%	3.39%
Efficiency ratio (2)	71.22	68.88	70.93	71.41	66.06
Non-interest income to operating revenue	23.85	26.26	26.08	29.74	29.21
Effective income tax rate	17.73	20.19	16.59	4.32	20.63
Return on average assets	0.64	0.74	0.61	0.35	0.71
Return on average common shareholders’ equity	7.05	7.81	6.45	3.85	8.05

Credit quality ratios
Net charge-offs to average loans receivable, gross	0.20%	0.29%	0.07%	0.21%	0.38%
Non-performing loans to loans receivable, gross	2.16	2.19	2.09	2.51	2.43
Accruing loans past due 30-89 days to loans receivable, gross	1.20	1.02	1.15	1.44	0.83
Allowance for loan losses to loans receivable, gross	1.10	1.10	1.14	1.11	1.10
Allowance for loan losses to non-performing loans	50.80	50.32	54.59	44.22	45.28
Non-performing assets to total assets	1.65	1.60	1.56	1.68	1.62

Capital ratios
Common shareholders' equity to assets	9.37%	9.24%	9.41%	9.32%	8.90%
Tangible common shareholders' equity to assets - Non-GAAP (1)	7.73	7.62	7.78	7.69	7.28
Tier 1 leverage capital	10.28	10.23	10.17	9.87	9.78
Total risk-based capital	16.67	16.48	16.47	16.63	17.00

(1) Refer to schedule labeled “Supplemental Information – Non-GAAP Financial Measures”.

(2) Calculated using SNL’s methodology: noninterest expense before OREO expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains from securities transactions and nonrecurring FHLBB prepayment fees and litigations expenses.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q3 2013	Q2 2013	Q1 2013	Q4 2012	Q3 2012
Shareholders' Equity	$71,211	$71,489	$72,206	$71,997	$70,374
Less: Preferred Stock	(16,000)	(16,000)	(16,000)	(16,000)	(16,000)
Common Shareholders' Equity	55,211	55,489	56,206	55,997	54,374
Less: Goodwill	(9,829)	(9,829)	(9,829)	(9,829)	(9,829)
Less: Intangible assets	(631)	(687)	(742)	(798)	(853)
Tangible Common Shareholders' Equity	$44,751	$44,973	$45,635	$45,370	$43,692
Total Assets	$589,481	$600,712	$597,343	$600,813	$611,037
Less: Goodwill	(9,829)	(9,829)	(9,829)	(9,829)	(9,829)
Less: Intangible assets	(631)	(687)	(742)	(798)	(853)
Tangible Total Assets	$579,021	$590,196	$586,772	$590,186	$600,355
Common Shares outstanding	1,710	1,710	1,709	1,690	1,690

Book value per Common Share – GAAP	$32.28	$32.45	$32.88	$33.14	$32.18
Tangible book value per Common Share - Non-GAAP	26.17	26.30	26.70	26.85	25.86

Common Equity to Assets – GAAP	9.37%	9.24%	9.41%	9.32%	8.90%
Tangible Common Equity to Assets – Non-GAAP	7.73	7.62	7.78	7.69	7.28

Non-interest expense	$4,643	$4,610	$4,705	$5,334	$4,693
Less: Amortization of core deposit intangibles	(56)	(56)	(56)	(56)	(56)
Less: Foreclosed property expense	(10)	(14)	(20)	(125)	(39)
Less: Nonrecurring expenses
FHLBB prepayment fee	—	—	—	(450)	—
Litigation	—	—	—	—	(150)
Operating Expenses	$4,577	$4,540	$4,629	$4,703	$4,448
Net interest and dividend income, tax equivalent	$4,967	$4,942	$4,903	$4,709	$4,847
Non-interest income	1,459	1,650	1,625	1,877	1,887
Less: Gains on securities, net	—	—	—	—	—
Operating Revenue	$6,426	$6,592	$6,528	$6,586	$6,734
Efficiency Ratio	71.22%	68.88%	70.93%	71.41%	66.06%